OSISKO DEVELOPMENT CORP. / OSISKO DÉVELOPPEMENT CORP.

(PROROGÉE SOUS L'AUTORITÉ DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS)
(CONTINUED UNDER THE CANADA BUSINESS CORPORATIONS ACT)

NUMÉRO / NUMBER
CERT.9999

ACTIONS / SHARES
9,000,000,000***
9,000,000,000*
****9,000,000,000***
*****9,000,000,000**
******9,000,000,000*

LES PRÉSENTES ATTESTENT QUE / THIS CERTIFIES THAT

**** SPECIMEN ****

9,000,000,000*** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000
* * * SPECIMEN * * CERT.9999 * NINE BILLION AND 00/100 * JANUARY 01, 2009 * **9,000,000,000***** * ***9,000,000
,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000* * * SPECIMEN * * CERT.9999 * NINE
BILLION AND 00/100 * JANUARY 01, 2009 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *
****9,000,000,000** * ******9,000,000,000* * * SPECIMEN * * CERT.9999 * NINE BILLION AND 00/100 * JANUARY 01, 2
009 * **9,000,000,000***** * ***9,000,000,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,0

CUSIP: 68828E809

est le détenteur immatriculé de / is the registered holder of

ISIN: CA68828E8099

*** NINE BILLION AND 00/100 ***

9,000,000,000*** * ***9,000,000,000*** * *****9,000,000,000** * ******9,000,000,00
0* * * SPECIMEN * * CERT.9999 * NINE BILLION AND 00/100 * JANUARY 01, 2009 * **9,000,000,000***** * ***9,000,0
00,000**** * ****9,000,000,000*** * *****9,000,000,000** * ******9,000,000,000* * * SPECIMEN * * CERT.9999 * N

ACTIONS ORDINAIRES NON COTISABLES, SANS VALEUR NOMINALE DU CAPITAL SOCIAL DE
FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF

OSISKO DEVELOPMENT CORP. / OSISKO DÉVELOPPEMENT CORP.

These shares are transferable on the books of the Corporation by the registered holder or his attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.

Ces actions sont transférables sur les registres de la Société par le détenteur immatriculé ou son mandataire, sur remise de ce Certificat régulièrement endossé. Ce Certificat n'est pas valide à moins d'être contresigné par l'agent des transferts et immatriculé par le registraire.

EN FOI DE QUOI les représentants dûment autorisés de la Société ont signé.

DATED: JANUARY 01, 2009

CONTRESIGNÉ ET IMMATRICULÉ par
Compagnie Trust TSX, Montréal et Toronto, Canada.
Agent des Transerts et Registraire
COUNTERSIGNED AND REGISTERED by
TSX Trust Company, Montréal and Toronto, Canada.
Transfer Agent and Registrar

By________________________
SIGNATURE AUTORISÉE / AUTHORIZED OFFICER

OR

COUNTERSIGNED by / CONTRESIGNÉ PAR
Continental Stock Transfer & Trust Co.
1 State Street, 30th Floor
New York, NY 10004
Co-Transfer Agent
Co-agent des transferts

By________________________
SIGNATURE AUTORISÉE / AUTHORIZED OFFICER

Sean Roosen
Chair of the Board and Chief Executive Officer
Président du conseil et Chef de la direction

Alexander Dann
Chief Financial Officer and Vice President, Finance
Chef de la direction financière et vice-président, finances

Les actions représentées par ce certificat sont transférables au bureau principal de Compagnie Trust TSX, Montréal et Toronto, Canada ainsi qu'au bureau de Continental Stock Transfer & Trust Company, New York, New York, USA

The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Montréal and Toronto, Canada, and at the offices of Continental Stock Transfer & Trust Company, New York, New York, USA

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Pour valeur reçue, le(s) soussigné(s) par les présentes vend(ent), cède(nt) et transfère(nt) à

For value recieved, the undersigned hereby sell(s), assign(s) and transfer(s) unto

			-				-			

Numéro D'Assurance Sociale — Social Insurance Number

____

____

____ actions ordinaires / common shares

du capital social que représente le présent Certificat et constitue(nt) par les présentes

of the share capital represented by this Certificate, and do(es) hereby irrevocably constitute and appoint

____

son (leur) fondé de pouvoir irrévocable avec plein droit de délégation des pouvoirs conférés, aux fins de transférer les dites actions dans les registres de la Société.

attorney to transfer the said shares on the books of the Corporation with full power of substitution.

Date: ______________________

Signature: ______________________________

______________________ (Signature du garant)

______________________ (Signature of Guarantor)

Garantie de signature: La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1 ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention << Signature Guaranteed >>.

Aux États-Unis, seuls les membres d'un << Medallion Signature Guarantee Program >> peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (<< Treasury Branches >>), des caisses de credit (<< Credit Unions >>) ou des Caisses Populaires, à moins qu'elles ne soient membres du programme de garantie de signature

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

999999

TIR5405

ACCT9999

CERT.9999

RESTRICTIONS

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ. NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.